UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

June 30, 2015

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,

Chicago, Illinois

(312) 985-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 9 to the Second Amended and Restated Credit Agreement

On June 30, 2015, TransUnion (“TransUnion” or the “Company”) entered into a new term loan A facility and refinanced certain of the Company’s existing indebtedness, as described below.

On June 30, 2015, the Company’s wholly owned subsidiaries, TransUnion Intermediate Holdings, Inc. (f/k/a TransUnion Corp.) and Trans Union LLC, amended the Second Amended and Restated Credit Agreement, dated as of April 9, 2014, among TransUnion Intermediate Holdings, Inc. (f/k/a TransUnion Corp.), Trans Union LLC, the guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, Deutsche Bank AG New York Branch, as an L/C issuer, the other lenders party thereto, and each other party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”). Pursuant to Amendment No. 9 to the Amended and Restated Credit Agreement, dated as of June 30, 2015 (“Amendment No. 9”), by and among TransUnion Intermediate Holdings, Inc., Trans Union LLC, the guarantors party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent and L/C Issuer, the Revolving Credit Lenders party thereto, each 2015 Term A Lender, Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as syndication agents, Royal Bank of Canada and Wells Fargo Bank, N.A., as documentation agents, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, RBC Capital Markets and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners and each other party thereto, the Amended and Restated Credit Agreement was amended to (i) provide for a new five-year term loan A facility (the “2015 Term A Facility”) in an aggregate principal amount of $350,000,000 which may be incurred at any time after the Amendment No. 9 Effective Date and on or before August 31, 2015 pursuant to a single drawing, the proceeds of which will be used to (a) redeem all or a portion of the outstanding (x) $600,000,000 aggregate issued principal amount of 9.625%/10.375% senior PIK toggle notes due 2018, Series B issued by the Company and (y) $400,000,000 aggregate issued principal amount of 8.125%/8.875% senior PIK toggle notes due 2018 issued by the Company and (b) pay fees and expenses incurred in connection with Amendment No. 9, (ii) provide for a refinanced five-year revolving credit facility in an aggregate principal amount of $210,000,000, and (iii) implement certain other amendments to the Amended and Restated Credit Agreement, all on the terms and subject to the conditions set forth in Amendment No. 9. Capitalized terms used and not otherwise defined herein have the same meanings as specified in the Amended and Restated Credit Agreement and Amendment No. 9, as applicable.

TransUnion Intermediate Holdings, Inc. and its direct and indirect wholly-owned subsidiaries party to the Amended and Restated Credit Agreement and ancillary agreements and documents (other than Trans Union LLC) continue to provide an unconditional guaranty of all amounts owing under the Amended and Restated Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of Trans Union LLC, TransUnion Intermediate Holdings, Inc. and the other guarantors, including their investments in subsidiaries. The Amended and Restated Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.

The foregoing description of Amendment No. 9 is a summary and is qualified in its entirety by reference to Amendment No. 9, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a Revolving Credit Lender, the Syndication Agent and a Joint Lead Arranger and Joint Bookrunner under the Amended and Restated Credit Agreement. Investment funds affiliated with Goldman, Sachs & Co. own approximately 39.7% of the issued and outstanding common stock of TransUnion. Goldman, Sachs & Co. and its affiliates, including Goldman Sachs Credit Partners L.P., have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.

Item 8.01	Other Events.

On June 30, 2015, the Company completed its initial public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), described in the Registration Statement on Form S-1 (File No. 333-203110), as amended, to a syndicate of underwriters led by joint-book running managers Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. In the Offering, the Company sold 33,977,273 shares (including 4,431,818 shares of Common Stock pursuant to the underwriters’ option to purchase additional shares) of Common Stock for cash consideration of $22.50 per share ($21.20625 per share net of underwriting discounts). On June 30, 2015, the Company received approximately $716.0 million in net proceeds from the Offering after deducting underwriting discounts and commissions and expenses payable by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: July 1, 2015

	By:	/s/ Mick Forde

	Name:	Mick Forde

	Title:	Vice President

EXHIBIT INDEX

10.1	Amendment No. 9 to Second Amended and Restated Credit Agreement dated as of June 30, 2015